Exhibit 99.1

VioQuest Pharmaceuticals Provides Strategic Alternatives Review and Operations Update

BASKING RIDGE, N.J., October 24, 2008 – VioQuest Pharmaceuticals (OTCBB: VOQP) today provided a strategic alternatives review and operations update.

As disclosed in the Company’s periodic filings with the SEC, VioQuest has an immediate need for additional capital to cover its current obligations and future operating expenses and fund its clinical development programs. Over the past year, VioQuest has undertaken a broad-based and intensive effort to raise capital, find a strategic partner, or sell the Company or its assets either as a whole or the assets related to individual development programs. The Company was represented in the process by Paramount BioCapital, Inc., an investment banking firm with broad expertise in the biotechnology sector.

These efforts involved the Company or its representatives contacting pharmaceutical, bio-pharmaceutical and medical device companies in addition to many potential investors. Despite the Company's extensive efforts, including a broad solicitation of interest and meetings with a number of pharmaceutical and healthcare companies and potential sources of equity capital including short term bridge financing, we currently do not have the resources to pursue several proposals and solicitations of interests we have recently received and no assurances can be given that we will be able to complete any transaction due to severe resource constraints. Parties interested in a strategic transaction involving the Company’s drug candidates should contact Michael Becker at (908)-382-6999.

Accordingly, with insufficient funds to support the Company's continuing operations, VioQuest will not be able to complete its financial statements and file its Form 10-Q by November 14, 2008. Michael D. Becker, President and Chief Executive Officer, and Christopher P. Schnittker, CPA, Vice President and Chief Financial Officer of VioQuest have provided written notice to the Board of Directors of their intent to terminate employment for good reason as defined in their respective employment contracts, unless the Company can cure its breach of their agreements by remitting past due payments.

About VioQuest Pharmaceuticals

VioQuest Pharmaceuticals is a New Jersey-based biotechnology company developing novel drug therapies targeting both the molecular basis of cancer and side effects of treatment. VioQuest’s oncology portfolio includes: Xyfid™ (1% uracil topical) for the prevention of hand-foot syndrome; VQD-002 (triciribine phosphate monohydrate), a targeted inhibitor of Akt activation; and Lenocta™ (sodium stibogluconate), an inhibitor of certain protein tyrosine phosphatases such as SHP-1, SHP-2, and PTP1B.

Further information about VioQuest can be found at www.vioquestpharm.com.

This press release contains forward-looking statements that involve risks and uncertainties that could cause VioQuest's actual results and experiences to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These forward-looking statements concern the timing, progress and results of the clinical development, regulatory processes, potential clinical trial initiations of VioQuest’s product candidates, as well as our ability to complete strategic transactions. These statements are often, but not always, made through the use of words or phrases such as anticipates, expects, plans, believes, intends, and similar words or phrases. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. These statements are subject to various risks and uncertainties and include VioQuest’s immediate need for additional capital to cover its current obligations and future operating expenses and fund its clinical development programs, the possibility that the results of clinical trials will not support VioQuest's claims, the possibility that VioQuest's development efforts relating to its product candidates will not be successful, the inability to obtain regulatory approval of VioQuest's product candidates, VioQuest's reliance on third-party researchers to develop its product candidates, its lack of experience in developing and commercializing pharmaceutical products, and the possibility that its licenses to develop and commercialize its product candidates may be terminated. Additional risks are described in VioQuest's Annual Report on Form 10-KSB for the year ended December 31, 2007. VioQuest assumes no obligation and does not intend to update these forward-looking statements, except as required by law.